DANNIBLE & MCKEE, LLP
Certified Public Accountants and Consultants
Financial Plaza, 221 S. Warren St., Syracuse, New York 13202-1628
(315) 472-9127 Fax (315) 472-0026

Consent of Independent Public Accounting Firm

October 10, 2016

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-134831, 333-61487 and 333-195643 on Form S-8 of our report dated April 6, 2016, relating to the consolidated financial statements of Delaware Bancshares, Inc. and its subsidiary appearing in the Registration Statement on Form S-4 (File No. 333-210850) of Norwood Financial Corp.

Dannible + McKee, LLP

Dannible & McKee, LLP
Syracuse, New York